Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-195042) of Reven Housing REIT, Inc. (the “Company”) of our report dated March 25, 2014 (Except for Restatement of Consolidated Financial Statements under Note 1, as to which the date is March 10, 2015) with respect to the consolidated financial statements of the Company included in this Amendment No. 1 to Annual Report (Form 10-K/A) for the years ended December 31, 2013 and 2012.

San Diego, California	/s/ PKF
April 17, 2015	PKF
Certified Public Accountants
A Professional Corporation